As filed with the Securities and Exchange
                        Commission on February 3, 2003

                           PROXY STATEMENT PURSUANT
                      TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /x/       Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Soliciting Material Pursuant to Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Additional Materials


                      MERCURY SMALL CAP VALUE FUND, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------

(5)  Total fee paid:

------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------

(3)  Filing Party:

------------------------------------------------------------------------------

(4)  Date Filed:

------------------------------------------------------------------------------

                      Mercury Small Cap Value Fund, Inc.
                            800 Scudders Mill Road
                             Plainsboro, NJ 08536



                                                              January 30, 2003



Dear Stockholder,


As a stockholder of Mercury Small Cap Value Fund, Inc. ("Mercury Small Cap Value" or the "Fund"), you are being asked to vote on a proposed reorganization of the Fund. Because your vote is very important, we would like to take this opportunity to explain the proposed reorganization and encourage you to vote.

What is the proposed reorganization?

The Board of Directors of Mercury Small Cap Value has approved a proposed reorganization in which Mercury Small Cap Value would be acquired by Merrill Lynch Small Cap Value Fund, Inc. ("ML Small Cap Value"). If the stockholders of Mercury Small Cap Value approve this reorganization, you will become a stockholder of ML Small Cap Value. The shares of ML Small Cap Value that you receive in the reorganization will be of the equivalent class and be subject to the same distribution fees, account maintenance fees and sales charges, including any contingent deferred sales charges, as your Mercury Small Cap Value shares. In addition, the shares of ML Small Cap Value that you receive in the reorganization will have the same aggregate net asset value as your Mercury Small Cap Value shares. Therefore, the net asset value of your shares will not change as a result of the reorganization. Your rights and privileges as a stockholder also will not change substantially as a result of the reorganization, and the stockholder services available to you after the reorganization will be similar to the services currently available to you.

Why is the Board recommending approval of this reorganization?

The Board of Mercury Small Cap Value has determined that the stockholders of Mercury Small Cap Value are likely to benefit from the reorganization and recommends that you vote to approve it. After the reorganization, stockholders of Mercury Small Cap Value will remain invested in a mutual fund having the same investment objectives and policies as Mercury Small Cap Value. In addition, it is expected that the Mercury Small Cap Value stockholders will be invested in a substantially larger fund, which should provide improved economies of scale and a lower total operating expense ratio than Mercury Small Cap Value.

Why is your vote important?

Approval of the reorganization requires the affirmative vote of a majority of the outstanding shares of Mercury Small Cap Value. In order to reduce the need for additional costly solicitation efforts or a meeting adjournment, please take the time to vote your shares prior to the March 14, 2003 special stockholder meeting.

How do you vote?

There are three ways for you to vote your shares:

o Phone: The automated number 1-800-690-6903 is available to accept your vote. Please have your proxy card available at the time of the call.
o Internet: The website www.proxyvote.com can be accessed using the 12-digit control number printed on your proxy card.
o Mail: The proxy card can be completed and returned in the enclosed postage paid envelope.

For more information regarding the proxy materials or for help in voting your shares, please contact our proxy solicitor, Georgeson Shareholder, at 1-866-373-0959, or contact your Financial Advisor.